Exhibit 23.1

Securities and Exchange Commission

Washington, DC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ICOP Digital, Inc. on Form S-8 (No. 333-121219) of our report dated March 11, 2004, except as to notes 1, 7, 10 and 11, which are dated June 21, 2005 appearing in the Annual Report on Form 10-KSB/A-5 for the year ended December 31, 2004.

/s/ Cordovano and Honeck, LLP

Denver, Colorado
July 7, 2005